UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: November 21, 2005

FLAG FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-24532	58-2094179
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Piedmont Road, N.E.

Suite 550

Atlanta, Georgia 30305

(Address of Principal Executive Offices)

(Zip Code)

(404) 760-7700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLAG FINANCIAL CORPORATION

FORM 8-K

CURRENT REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective November 21, 2005, First Capital Bancorp Inc. (OTC Bulletin Board: FCBX), a Norcross, Georgia based bank holding company (“First Capital”) merged with and into Flag Financial Corporation (NASDAQ: FLAG), a Georgia corporation (the “Company” or “Flag”) pursuant to the Agreement and Plan of Merger by and between the Company and First Capital, dated May 26, 2005 (the “Merger”). As a result of the Merger, each outstanding share of First Capital was converted into 1.6 shares of the Company’s common stock, resulting in the issuance of approximately 6.9 million shares of the Company’s common stock on a fully diluted basis. Following the Merger, Flag acquired the ownership of First Capital Bank, which, will be merged with and into Flag Bank with Flag Bank remaining as Flag’s sole banking subsidiary. First Capital’s other subsidiary, Capital Financial Software, LLC, also became a subsidiary of Flag Bank after the Merger. In addition, Flag assumed First Capital’s trust subsidiary, First Capital Statutory Trust I, which was created in connection with First Capital’s issuance of trust preferred securities. The foregoing description of the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, which was previously furnished as Exhibit 99.1 to Flag’s Current Report on Form 8-K, filed on June 1, 2005.

A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 21, 2005, in connection with the Merger, the Board of Directors of the Company appointed H.N. Padget, Jr., Richard T. Smith, and David R. Hink, former directors of First Capital, to serve on the Board of Directors effective immediately. The appointments of Messrs. Padget, Smith and Hink to serve as directors of the Company will be submitted to the Company’s shareholders at the next annual meeting of shareholders. Other than the Agreement and Plan of Merger between the Company and First Capital, there is no arrangement or understanding between Messrs. Padget, Smith and Hink and any other person pursuant to which they were selected as directors of the Company.

H.N. Padget, Jr. Mr. Padget serves as a Class III director for a term expiring at the 2006 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Padget was also appointed by the Board of Directors to serve as a member of its Executive Committee.

Prior to the Merger, Mr. Padget served as the President, Chief Executive Officer and a director of both First Capital and its subsidiary, First Capital Bank. He has been a banker in metropolitan Atlanta for over 25 years and has served in various management positions throughout his career.

As a condition to the closing of the Merger, the Company entered into a new employment agreement with Mr. Padget (the “Employment Agreement”), a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference. Pursuant to the Employment Agreement and effective as of November 21, 2005, Mr. Padget serves as executive vice president of Flag and the president of Flag Bank, the subsidiary bank of Flag.

Under the terms of the Employment Agreement, Mr. Padget will receive an annual base salary of $180,000 and annual performance bonuses based on the degree of achievement of performance goals to be determined by the compensation committee of the Board of Directors. Flag will assign to Mr. Padget title to the automobile currently used by Mr. Padget in connection with his duties at First Capital.

Mr. Padget was entitled to receive payments from Flag in the aggregate of $230,000 as an incentive to enter into this Employment Agreement and satisfaction of First Capital’s obligations under the previous employment agreement relating to change in control payments. In addition, on January 1, 2006, Mr. Padget will be eligible, subject to the discretion of the Company’s compensation committee, for a bonus up to $90,000 relating to the success of the Merger.

This Employment Agreement has an initial term of one year and will automatically renew each day until either party gives notice of termination, in which event the term of employment will expire on the first anniversary of the 30th day following the date such written notice is received. The Employment Agreement also contains customary provisions regarding termination, and, upon certain events of termination, severance payments and restrictions on competition.

David R. Hink. Mr. Hink serves as a Class II director for a term expiring at the 2008 annual meeting of shareholders and until his successor is duly elected and qualified. Prior to the Merger, Mr. Hink was Chairman of both First Capital and First Capital Bank. Mr. Hink has been the Managing Principal of Strategic Solutions Resources, LLC, a strategy development and merger and acquisition consulting firm, since December 1996. Mr. Hink also serves as Chief Executive Officer of Southern Retirement Services, an assisted living and senior care company, as Chief Financial Officer and a director of Cenergie, a fuel cell manufacturing company, as Vice Chairman and Director of Enercom, a software company, and as Director of Cobb Energy, an energy utility and services company.

Supplemental Retirement Plan. Messrs. Padget and Hink have supplemental retirement agreements with First Capital Bank. Under these agreements, the participants are entitled to receive supplemental retirement benefits from and after their respective retirements at or after age 65 until death. Consequently, in the event Messrs. Hink and Padget are terminated, resign or are removed other than for cause following the Merger of First Capital with Flag, they will receive the retirement benefits under the agreements as if they had been continuously employed until age 65.

Life Insurance Benefits. According to the individual split dollar agreements with First Capital, Messrs. Padget and Hink are entitled to share in the death benefit proceeds payable under certain life insurance policies owned by First Capital Bank that were purchased in connection with the supplemental retirement agreements. Consequently, in the event Messrs. Padget and Hink are terminated, resign or are removed other than for cause following the Merger, their beneficiaries will receive the death benefit set forth in the split dollar agreements as if they had died while serving on the board of directors or while employed by First Capital or First Capital Bank.

Richard T. Smith. Mr. Smith serves as a Class I director for a term expiring at the 2007 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Smith is a partner in and serves as President of the law firm Richard T. Smith, PC. In addition, Mr. Smith also serves as Vice President of Vista Title Company. There are no transactions in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Flag and Flag Bank may have banking and other transactions in the ordinary course of business with directors and officers of Flag and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectability nor present other unfavorable features to Flag and Flag Bank. Flag Bank is subject to a limit on the aggregate amount it could lend to Flag’s directors and officers as a group equal to its unimpaired capital and surplus, loans to individual directors and officers must also comply with Flag Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application will be excluded from the consideration of such loan application.

Item 9.01. Financial Statements and Exhibits.

    (a) Financial Statements of Business Acquired.

The following audited consolidated financial statements for First Capital Bancorp, Inc. are incorporated herein as Exhibit 99.2 to this report by reference from First Capital’s Annual Report on Form 10-KSB, filed on April 15, 2005:

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2004 and 2003

Consolidated Statements of Income for the years ended December 31, 2004 and 2003

Consolidated Statements of Comprehensive Income for the years ended December 31, 2004 and 2003

Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2004 and 2003

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003

Notes to Audited Consolidated Financial Statements

The following unaudited consolidated financial statements for First Capital Bancorp, Inc. are incorporated herein as Exhibit 99.3 to this report by reference from First Capital’s Quarterly Report on Form 10-QSB, filed on November 10, 2005:

Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004

Consolidated Statements of Income for the three and nine months ended September 30, 2005 and 2004

Consolidated Statements of Comprehensive Income for the three and nine months ended September 30, 2005 and 2004

Consolidated Statements of Cash Flows the nine months ended September 30, 2005 and 2004

Notes to Consolidated Financial Statements

    (b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial statements for the Company are attached hereto as Exhibit 99.4:

Unaudited Condensed Combined Balance Sheet as of September 30, 2005

Unaudited Condensed Combined Statement of Income for the nine months ended September 30, 2005

Unaudited Condensed Combined Statement of Income for the year ended December 31, 2004

Notes to Unaudited Pro Forma Financial Information

    (c) Exhibits.

2.1	Agreement and Plan of Merger dated May 26, 2005, between First Capital Bancorp, Inc. and Flag Financial Corporation (Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K (File No. 000-24532), filed on June 1, 2005).

10.1	Employment Agreement, dated May 26, 2005, by and between H. N. Padget, Jr. and Flag Financial Corporation, Flag Bank, First Capital Bancorp, Inc. and First Capital Bank.

23.1	Consent of Mauldin & Jenkins, LLC with respect to financial statements.

99.1	Press Release, dated November 21, 2005.

99.2	Financial Statements of Business Acquired for the years ended December 31, 2004 and 2003 (Incorporated by reference to First Capital Bancorp, Inc.’s Annual Report on Form 10-KSB (File No. 000-23991), filed on April 15, 2005).

99.3	Financial Statements of Business Acquired for the nine months ended September 30, 2005 and 2004 (Incorporated by reference to First Capital Bancorp, Inc.’s Quarterly Report on Form 10-QSB (File No. 000-23991), filed on November 10, 2005).

99.4	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLAG FINANCIAL CORPORATION

By:	/s/ J. Daniel Speight
J. Daniel Speight
Vice Chairman, Chief Financial Officer and Secretary

Dated: November 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated May 26, 2005, by and between H. N. Padget, Jr. and Flag Financial Corporation, Flag Bank, First Capital Bancorp, Inc. and First Capital Bank.

23.1	Consent of Mauldin & Jenkins, LLC with respect to financial statements.

99.1	Press Release, dated November 21, 2005.

99.4	Pro Forma Financial Information.